Pacific Select Fund NSAR 06-30-12

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type Type N1A/B, Accession No. 0000950123-12-007190 filed on April 27, 2012, and incorporated by reference herein:


Schedule A to Advisory Agreement

Schedule A to Advisory Agreement - Emerging Markets Debt and Floating Rate Income Portfolios

Amendment to Advisory Fee Waiver Agreement - International Small-Cap
Portfolio

Subadvisory Agreement - Ashmore Investment Management Limited





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                              SUBADVISORY AGREEMENT

     AGREEMENT made effective the 28th day of September, 2012 among WELLS CAPITAL MANAGEMENT INCORPORATED a CORPORATION INCORPORATED IN CALIFORNIA ("Subadviser"), PACIFIC LIFE FUND ADVISORS LLC, a Delaware Limited Liability Company ("Investment Adviser"), and PACIFIC SELECT FUND, a Massachusetts Business Trust (the "Trust").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, the Subadviser is registered with the SEC as an investment adviser under the Advisers Act;

     WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various portfolios of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge the Investment Adviser's responsibilities with respect to the investment management of such portfolios;

     WHEREAS, the Trust and the Investment Adviser desire to retain the Subadviser to furnish investment advisory services to one or more portfolios of the Trust, and the Subadviser is willing to furnish such services to such portfolios and the Investment Adviser in the manner and on the terms hereinafter set forth; and

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Investment Adviser, and the Subadviser as follows:

     1. APPOINTMENT. The Trust and the Investment Adviser hereby appoint Subadviser to act as subadviser to provide investment advisory services to the portfolios of the Trust listed on Exhibit A attached hereto (individually, a "Portfolio" and together, the "Portfolios") for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.

          In the event the Investment Adviser wishes to retain the Subadviser to render investment advisory services to one or more portfolios of the Trust other than the Portfolio, the Investment Adviser shall notify the Subadviser in writing and shall revise Exhibit A to reflect such additional portfolio(s). If the Subadviser is willing to render such services, it shall notify the Trust and the Investment Adviser in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.

     2. SUBADVISER DUTIES. Subject to the supervision of the Trust's Board of Trustees (the "Board") and the Investment Adviser, the Subadviser will render investment advisory services to the Portfolio. The Subadviser will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of

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evaluation, investment, purchases and/or sales, and reinvestment of the
Portfolio's assets by determining the securities, cash and other investments, including, but not limited to, futures, options contracts, swaps and other derivative instruments, if any and to the extent permitted in the Portfolio's registration statement, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Portfolio, when these transactions should be executed, and what portion of the assets of the Portfolio should be held in the various securities and other investments in which it may invest, and the Subadviser is hereby authorized to execute and perform such services on behalf of the Portfolio. To the extent permitted by the written investment policies of the Portfolio as reflected in the Portfolio's then-current Prospectus and Statement of Additional information in its Registration Statement (as defined in Section 2(a) below), the Subadviser shall make decisions for the Portfolio as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Portfolio. With respect to trading in restricted currencies, however, the Subadviser shall review any trades executed by the respective Portfolio's custodian to determine that they are reasonable and are in the best interest of the Portfolio and agrees to promptly notify the Investment Adviser if a trade does not, in its reasonable determination, meet either criteria. The Subadviser is authorized to and shall exercise tender offers, exchange offers and vote proxies on behalf of the Portfolio, each as the Subadviser determines is in the best interest of the Portfolio in accordance with the Subadviser's proxy voting policy. The Subadviser is authorized, on behalf of the Portfolio, to open brokerage accounts in accordance with Trust Procedures. To the extent permitted by the written investment policies of the Portfolio, as reflected in the Portfolio's then-current Prospectus and Statement of Additional Information in its Registration Statement (as defined in Section 2(a) below), the Subadviser is authorized, on behalf of the Portfolio, to enter into futures account agreements, ISDA master agreements and related documents, and to open accounts and take other necessary or appropriate actions related thereto, in accordance with Trust Procedures.

          In performing these duties, the Subadviser:

          (a) will conform with (1) the applicable provisions of the 1940 Act, the Advisers Act and all applicable rules and regulations and regulatory guidance thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC applicable to the Trust, to the Investment Adviser (as provided to the Subadviser by the Investment Adviser), or to the Subadviser), including performing its obligations under this Agreement as a fiduciary to each Portfolio and its shareholders; (2) applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act") and regulatory guidance, releases and interpretations related thereto; (3) any applicable written procedures, policies and guidelines adopted by the Board and furnished to the Subadviser ("Trust Procedures"); (4) the Trust's or Portfolio's investment goals, investment policies and investment restrictions as stated in the Trust's Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Subadviser; (5) the provisions of the Trust's Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time and furnished to the Subadviser (the "Registration Statement"); (6) Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the


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"Code"); (7) any other applicable laws and regulations, including without limitation, proxy voting regulations; (8) the provisions of Section 817(h) of the Code, applicable to a Portfolio; and (9) all other applicable federal and state laws and regulations pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts as communicated by the Investment Adviser. To the extent that the Subadviser engages in transactions that require segregation of assets or other arrangements, including but not limited to, options, futures contracts, short sales or borrowing transactions, the Subadviser shall designate to the Trust's custodian, who shall be identified by the Investment Adviser in writing, those assets to be segregated in accordance with the 1940 Act, if necessary, based upon trading strategies and positions the Subadviser employs on behalf of the Portfolio, as well as to segregate assets, if necessary, in accordance with the 1934 Act and any other requirements of broker/dealers who may execute transactions for the Portfolio in connection therewith. Until the Investment Adviser delivers any supplements or amendments to the Subadviser, the Subadviser shall be fully protected in relying on the Trust's Registration Statement previously furnished by the Investment Adviser to the Subadviser. In managing the Portfolio in accordance with the requirements of this Section 2, the Subadviser shall be entitled to receive and act upon advice of counsel to the Trust, to the Investment Adviser or to the Subadviser that is also acceptable to the Investment Adviser.

          (b) will (i) identify each position in the Portfolio that constitutes stock in a Passive Foreign Investment Company ("PFIC"), as that term is defined in Section 1296 of the Code, and (ii) make such determinations and inform the Investment Adviser at least annually (or more often and by such date(s) as the Investment Adviser shall request) of any stock in a PFIC.

          (c) is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Portfolio, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Subadviser's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Portfolio, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time and furnished to the Subadviser. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker or dealer, acting as agent, for effecting a Portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser's (or its affiliates') overall responsibilities with respect to the Portfolio and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Subadviser is further authorized to place orders on behalf of the Portfolio through the Subadviser if the Subadviser is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), through any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or through such brokers and dealers that also provide research or statistical


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research and material, or other services to the Portfolio or the Subadviser.
Such allocation shall be in such amounts and proportions as the Subadviser shall determine consistent with the above standards, and, upon request, the Subadviser will report on said allocation to the Investment Adviser and Board, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefore. The Subadviser is authorized to open brokerage accounts on behalf of the Portfolio in accordance with Trust Procedures. The Subadviser shall not direct brokerage to any broker-dealer in recognition of, or otherwise take into account in making brokerage allocation decisions, sales of shares of a Portfolio or of any other investment vehicle by that broker-dealer.

          (d) may, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Portfolio as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement as furnished to the Subadviser. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in a manner that is fair and equitable and consistent with the Subadviser's fiduciary obligations to the Portfolio and to such other clients.

          (e) will, in connection with the purchase and sale of securities for the Portfolio, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Trust, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, CUSIP, SEDOL, or other numbers that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Portfolio, and with respect to Portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian and recordkeeping agent, and, if required, the Investment Adviser. The Subadviser agrees to comply with such rules, procedures and time frames as the Trust's custodian may reasonably set or provide with respect to the clearance and settlement of transactions for a Portfolio, including but not limited to submission of trade tickets. Any Portfolio assets shall be delivered directly to the Trust's custodian.

          (f) will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust's valuation procedures and/or the Registration Statement, the value of any portfolio securities or other assets of the Portfolio for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Subadviser or identifies for review by the Subadviser. Such reasonable assistance shall include (but is not limited to): (i) designating and providing timely access, on an as-needed basis and upon the reasonable request of the Investment Adviser or custodian, to one or more employees of the Subadviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board's Valuation Committee convenes; (ii) notifying the Investment Adviser in the event any Portfolio security's value does not appear to reflect corporate actions, news, significant events or such


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security otherwise requires review to determine if fair valuation is necessary under the Trust's procedures; (iii) applying to the Portfolio's assets the procedures of the Subadviser used for valuing the assets held by other accounts under management of the Subadviser and notifying the Investment Adviser of the valuation of such assets determined under such procedures, including in the event that the application of such procedures would result in a determination of fair value with respect to any asset held by the Portfolio where a market quotation is not readily available or is deemed to be unreliable with respect to such asset; (iv) upon the request of the Investment Adviser or custodian, assisting in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolio; (v) verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Trust's valuation procedures, as they may be amended from time to time; and (vi) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Investment Adviser or the Trust upon request. Such records shall be deemed to be Trust records.

          (g) will maintain and preserve such records related to the Portfolio's transactions as required under the 1940 Act and the Advisers Act. The Subadviser will make available to the Trust and the Investment Adviser promptly upon reasonable advance request, any of the Portfolio's investment records and ledgers maintained by the Subadviser (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust), as are reasonably necessary to assist the Trust and the Investment Adviser in complying with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports specifically related to the Portfolio in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

          (h) will regularly report to the Board on the investment program for the Portfolio and the issuers and securities represented in the Portfolio, and will furnish the Board, with respect to the Portfolio, such periodic and special reports as the Board and the Investment Adviser may reasonably request, including, but not limited to, reports concerning transactions and performance of the Portfolio, a quarterly compliance checklist, reports regarding compliance with the Trust's procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, IOs/POs, confirmation of the liquidity of all other securities in the Trusts, and compliance with the Subadviser's Code of Ethics, and such other reports or certifications that the Investment Adviser may reasonably request from time to time.

          (i) will adopt a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of the Code of Ethics, together with evidence of its adoption. Within 30 days of the end of each calendar quarter during which this Agreement remains in effect, the president, a vice president, the chief compliance officer, a managing director, or other senior officer (as the Investment Adviser determines appropriate) of the Subadviser shall certify to the Investment Adviser that (a) the Subadviser had a Code of Ethics that complied with the requirements of Rule 17j-1 during the previous calendar quarter, (b) the


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Code contains procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the 1940 Act, as amended) from violating the Code, and that (c), except as otherwise disclosed, there have been no material violations of the Code or, if a material violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Trust, the Subadviser shall permit representatives of the Investment Adviser and the Trust to examine the reports and records related to the reported material violations (or provide summaries of such reports and records, with non-public personal information redacted) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics. Notwithstanding anything herein to the contrary, the Subadviser shall not redact any information that would reasonably be considered relevant information to the Investment Adviser or the Trust for the purpose of the examination, including name or title of a person.

          (j) will provide to the Investment Adviser a copy of the Subadviser's Form ADV, and any supplements or amendments thereto, as filed with the SEC, on an annual basis (or more frequently if requested by the Investment Adviser or the Board) including any portion which contains disclosure of legal or regulatory actions. The Subadviser represents and warrants that it is a duly registered investment adviser under the Advisers Act and will notify the Investment Adviser immediately if any action is brought by any regulatory body which would affect that registration. The Subadviser will provide a list of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets for the Portfolio.

          (k) will be responsible for meeting the Subadviser's regulatory obligations, including the preparation and filing of such reports with respect to the assets of the Portfolio reflecting holdings over which the Subadviser or its affiliates have investment discretion as may be required from time to time, including but not limited to Schedule 13G, Form 13F and Form SH.

          (l) will not permit any employee of the Subadviser to have any material involvement with the management of the Portfolio if such employee has:

               (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act;

               (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee


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of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

          (m) will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except (i) as expressly authorized in this Agreement,(ii) disclosures to an affiliate subject to comparable confidentiality obligations, (iii) in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, (iv) if the Board has authorized such disclosure, or (v) if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Trust and the Investment Adviser will not disclose or use any records or information with respect to the Subadviser obtained pursuant to this Agreement, in any manner whatsoever except (x) as expressly authorized in this Agreement,(y) if the Subadviser has authorized such disclosure, or (z) if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

          (n) will assist the Investment Adviser, the Trust, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Subadviser hereunder. Specifically, and without limitation to the foregoing, the Subadviser agrees to provide certifications to the principal executive and financial officers of the Trust (the "certifying officers") that correspond to and/or support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust's Form N-CSRs, N-Qs, N-SARs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust.

          (o) is, along with its affiliated persons, permitted to enter into transactions with the other portfolios of the Trust and affiliated persons of those other portfolios of the Trust (collectively, the "Other Portfolios"). In doing so, the Subadviser is prohibited from consulting with the Investment Adviser or the subadvisers of these Other Portfolios concerning securities transactions of the Portfolio except for the purpose of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.

          (p) will exercise voting rights with respect to portfolio securities held by a Portfolio in accordance with written policies and procedures adopted by the Subadviser, which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related SEC guidance relating to such statutes and regulations (collectively, "Proxy Voting Policies and Procedures"). The Subadviser shall vote proxies on behalf of the Portfolio in a manner deemed by the Subadviser to be in the best interests of the Portfolio pursuant to the Subadviser's written Proxy Voting Policies and Procedures. The Subadviser shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement. The Subadviser shall report to the Investment Adviser in a timely manner a record of


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all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX). The Subadviser shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own Proxy Voting Policies and Procedures and applicable federal statutes and regulations.

          (q) will provide reasonable assistance to the Trust and the Trust's Chief Compliance Officer ("CCO") in complying with Rule 38a-1 under the 1940 Act, including, in the event of any relevant regulatory exams, providing notice of any material deficiencies, and providing notice of any material changes to business operations that will likely, in the Subadviser's reasonable determination, adversely affect the services provided by Subadviser under this Agreement, provided that the provision of such notices are permitted under applicable law. Specifically, the Subadviser represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Subadviser's compliance program, which access shall include on-site visits with the Subadviser as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Subadviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Subadviser's compliance program.

          (r) will comply with any Trust Procedures, including the Trust's policy on selective disclosure of portfolio holdings of the Trust (the "Selective Disclosure Policy"), as provided in writing to the Subadviser and as may be amended from time to time. As such, the Subadviser agrees not to trade on non-public portfolio holdings information of the Trust in a manner inconsistent with applicable federal and state securities law or applicable international law, including anti-fraud provisions of such laws, or inconsistent with any internal policy adopted by the Subadviser to govern trading of its employees. Compliance with the Selective Disclosure Policy includes the requirement of entering into confidentiality agreements with certain third parties who will receive non-public portfolio holdings of the Trust that meet the minimum requirements of the Selective Disclosure Policy. The Subadviser will provide any such agreements to the Investment Adviser or the Trust, along with any amendments or supplements thereto, from time to time on an ongoing basis only if reasonably requested by the Investment Adviser or the Trust, provided however that Subadviser may provide only those parts of the agreements that relate to ensuring conformance with the Trust's Selective Disclosure Policy or other Trust Procedures. The Subadviser agrees to provide a certification with respect to compliance with Trust Procedures as may be reasonably requested by the Trust from time to time.

          (s) will notify the Investment Adviser promptly in the event that, in the judgment of the Subadviser, Portfolio share transaction activity becomes disruptive to the ability of the Subadviser to effectively manage the assets of a Portfolio consistent with the Portfolio's investment objectives and policies.

          (t) will provide assistance as may be reasonably requested by the Investment Adviser in connection with compliance by the Portfolio with any current or future legal and regulatory requirements related to the services provided by the Subadviser hereunder.


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          (u) will provide such certifications to the Trust as the Trust or the
Investment Adviser may reasonably request related to the services provided by the Subadviser hereunder, including (but not limited to) certifications of compliance with Trust Procedures, the Registration Statement, and applicable securities regulations.

          (v) will monitor and promptly inform the Investment Adviser of developments relating to class action litigation involving securities held by the Portfolio, and upon request by the Investment Adviser, research and confirm to the Investment Adviser whether the Portfolio held or traded in a particular security, on any particular day or during any particular timeframe within the term of this Agreement, as the Investment Adviser may specify; and Subadviser will provide relevant trade information or documentation (for example, a schedule of purchases and sales and/or holdings or trade confirmations) for such security.

          (w) will provide reasonable assistance to the Investment Adviser with respect to the annual audit of the Trust's financial statements, including, but not limited to: (i) providing broker contacts as needed for obtaining trade confirmations (in particular with respect to investments in loans (including participations and assignments) and all derivatives, including swaps); (ii) providing copies of all documentation relating to investments in loans (including participations and assignments) and derivative contracts, within a reasonable time after the execution of such documentation; (iii) providing assistance in obtaining trade confirmations in the event the Trust or the Trust's independent registered public accounting firm is unable to obtain such confirmations directly from the brokers; and (iv) obtaining market quotations for investments (including investments in loans (including participations and assignments) and derivatives) that are not readily ascertainable in the event the Trust or the Trust's independent registered public accounting firm is unable to obtain such market quotations through independent means.

          (x) will, on an annual basis, advise the Investment Adviser (i) if the Subadviser acts as sub-adviser to another U.S. registered mutual fund that follows the same investment strategy as the Portfolio and (ii) if so, whether the Subadviser's fee rate is less than the rate charged the Investment Adviser for management of the Portfolio.

     3. DISCLOSURE ABOUT SUBADVISER AND PORTFOLIO. The Subadviser represents that it has reviewed the current Registration Statement and agrees to promptly review future amendments to the Registration Statement, including any supplements thereto, which relate to the Subadviser or the Portfolio, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Subadviser or the Portfolio that the Subadviser has provided to the Trust for inclusion in the Registration Statement, including any performance information the Subadviser provides that is included in or serves as the basis for information included in the Registration Statement, such portion of the Registration Statement contains as of the date hereof, and will contain as of the date of any Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further agrees to notify the Investment Adviser and the Trust immediately of any material fact about the Subadviser and/or the Portfolio, known to the Subadviser respecting or relating to the Subadviser, that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Subadviser and/or Portfolio contained therein that becomes untrue in any material respect. With respect to the disclosure respecting the Portfolio, the Subadviser represents and agrees that the description in the Trust's prospectus, including the Portfolio's goal, investment strategies and risks (the "Portfolio Description"), as of the date of this Agreement and as of the date of any Registration Statement or supplement thereto, is consistent with the manner in which the Subadviser intends to manage the Portfolio, and the identification of risks is inclusive of all material risks known to the Subadviser that are expected to arise in connection with the manner in which the Subadviser intends to manage the Portfolio. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly in the event that the Subadviser becomes aware that the Portfolio Description for a Portfolio is inconsistent in any material respect with the manner in which the Subadviser is managing the Portfolio, and in the event that the identified risks are inconsistent in any material respect with the risks known to the Subadviser that arise in connection with the manner in which the Subadviser is managing the Portfolio. In addition, the Subadviser agrees to comply with the Investment Adviser's reasonable request for information regarding the personnel of the Subadviser who are responsible for the day-to-day management of a Portfolio's assets.

     4. EXPENSES. The Subadviser shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Subadviser's services under this Agreement, including but not limited to salaries, overhead, travel, preparation of Board materials, review of marketing materials relating to Subadviser or other information provided by Subadviser to the Investment Adviser and/or the Trust's Distributor, and marketing support. Subadviser agrees to pay to the Investment Adviser the cost of generating a prospectus supplement, which includes preparation, filing, printing, and distribution (including mailing) of the supplement, if the Subadviser makes any changes that require immediate disclosure in the prospectus or any required regulatory documents by supplement, including changes to its structure or ownership, to investment personnel, to investment style or management, or otherwise ("Changes"), and at the time of notification to the Trust by the Subadviser of such Changes, the Trust is not generating a supplement for other purposes or the Trust does not wish to add such Changes to a pending supplement; provided, however, that Investment Adviser shall provide written support for such cost at Subadviser's request for any event exceeding Ten Thousand Dollars ($10,000.00). In the event two or more subadvisers each require a supplement simultaneously, the expense of each supplement will be shared pro rata with such other subadviser(s) based upon the number of pages required by each such subadviser. All other expenses not specifically assumed by the Subadviser hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Portfolio of the Trust. The Trust, the Subadviser and the Investment Adviser shall not be considered as partners or participants in a joint venture.

     5. COMPENSATION. For the services provided and the expenses borne by the Subadviser pursuant to this Agreement, the Investment Adviser will pay to the Subadviser a fee in accordance with Exhibit A attached to this Agreement. This fee will be computed by the Investment Adviser and accrued daily and payable monthly. The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the Agreement was in effect.

     6. SEED MONEY. The Investment Adviser agrees that the Subadviser shall not be responsible for providing money for the initial capitalization of any Portfolio.

     7. COMPLIANCE.

The Subadviser agrees that it shall immediately notify the Investment Adviser and the Trust (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Subadviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of
Section 817(h) of the Code or the Regulations thereunder. The Subadviser further agrees to notify the Investment Adviser and Trust immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Registration Statement, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

The Investment Adviser agrees that it shall immediately notify the Subadviser
(i) in the event that the SEC has censured the Investment Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Investment Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; or (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.

     8. INDEPENDENT CONTRACTOR. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have no authority to act for or represent the Investment Adviser in any way or otherwise be deemed its agent. The Subadviser understands that unless provided herein or authorized from time to time by the Trust, the Subadviser shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust's agent.

     9. BOOKS AND RECORDS. In compliance with the requirements of and to the extent required by Section 31(a) of the 1940 Act and the rules thereunder, the Subadviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Investment Adviser's request, including requests made upon or following termination of this Agreement (unless other dispensation of such records is mutually agreed by the parties) for so long as Subadviser is required to maintain such records under applicable law, although the Subadviser may, at its own expense, make and retain a copy of such records.

     10. COOPERATION. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Trust.

     11. RESPONSIBILITY AND CONTROL. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Trust reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Subadviser, provided, however, that the Subadviser shall not be liable for any losses to the Trust resulting from the Trust's direction, or from the Trust's disapproval of any action proposed to be taken by the Subadviser.

     12. SERVICES NOT EXCLUSIVE. It is understood that the services of the Subadviser and its employees are not exclusive, and nothing in this Agreement shall prevent the Subadviser (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities.

     13. LIABILITY.

          (a) Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Subadviser, any affiliated person of the Subadviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Subadviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Subadviser's willful misfeasance, bad faith, or gross negligence in the performance of the Subadviser's duties, or by reason of reckless disregard of the Subadviser's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or Investment Adviser may have under federal or state securities laws.

          (b) Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Subadviser agrees that the Trust and the Investment Adviser, any affiliated person thereof, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Trust or Investment Adviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Trust's or Investment Adviser's willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of the Trust's or Investment Adviser's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Subadviser may have under federal or state securities laws.

     14. INDEMNIFICATION.

          (a) The Subadviser agrees to indemnify and hold harmless, the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities to the Trust which (i) are based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Subadviser's obligations and/or duties under this Agreement by the Subadviser or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of the Subadviser (other than a PL Indemnified Person), (ii) are based upon the Subadviser's (or its agent's or delegate's) breach of any provision of this Agreement, including breach of any representation, warranty or undertaking, or (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person) or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided, however, that in no case is the Subadviser's indemnity in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

          (b) The Investment Adviser agrees to indemnify and hold harmless the Subadviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Subadviser and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls ("controlling person") the Subadviser (collectively, "Subadviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Subadviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser's responsibilities as Investment Adviser of the Trust which (i) are based upon any willful misfeasance, bad faith or gross negligence, or reckless disregard of, the Investment Adviser's obligations and/or duties under this Agreement by the Investment Adviser or by any of its directors, officers, or employees or any affiliate or agent or delegate acting on behalf of the Investment Adviser (other than a Subadviser Indemnified Person); (ii) are based upon the Investment Adviser's (or its agent's or delegate's) breach of any provision of this Agreement, including breach of any representation, warranty or undertaking,
(iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person) or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided however, that in no case is the Investment Adviser's indemnity in favor of the Subadviser Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

     15. DURATION AND TERMINATION. This Agreement shall become effective as of the date of execution first written above, and shall continue in effect for two years and continue thereafter on an annual basis with respect to the Portfolio; provided that such annual continuance is specifically approved at least annually
(a) by the vote of a majority of the Board, or (b) by the vote of a majority of the outstanding voting shares of the Portfolio, and provided that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Trust, the Investment Adviser, or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

          This Agreement may be terminated with respect to any Portfolio:

          (a) by the Trust at any time with respect to the services provided by the Subadviser, without the payment of any penalty, by vote of a majority of the Board or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, upon sixty (60) days' prior written notice to the Subadviser and the Investment Adviser;

          (b) by the Subadviser at any time, without the payment of any penalty, upon sixty (60) days' prior written notice to the Investment Adviser and the Trust; or

          (c) by the Investment Adviser at any time, without the payment of any penalty, upon sixty (60) days' prior written notice to the Subadviser and the Trust.

          This Agreement will terminate automatically in event of its assignment under the 1940 Act and any rules adopted by the SEC thereunder, but shall not terminate in connection with any transaction not deemed an assignment. In the event this Agreement is terminated or is not approved in the manner described above (i) Subadviser agrees to provide all reports, certification and assistance called for pursuant to paragraphs 2(b), 2(h), 2(i), 2(k), 2(n), 2(p), and 2(q) within 30 business days of termination; and (ii) the Sections or Paragraphs numbered 2(g) for a period of six years, and 2(m), 10, 13, 14, 16, 17, 18, 19 and 20 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

     16. USE OF NAME.

          (a) It is understood that the name "Pacific Life Insurance Company," "Pacific Life Fund Advisors LLC," "Pacific Asset Management," and "Pacific Select Fund" and any abbreviated forms and any derivatives thereof and any logos associated with those names (including, without limitation, the whale logo) are the valuable property of the Investment Adviser and its affiliates, and that the Subadviser shall not use such names (or abbreviations, derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to the Trust and/or the Portfolio. Upon termination of this Agreement, the Subadviser shall forthwith cease to use such names (or abbreviations, derivatives or logos).

          (b) It is understood that the name "Wells Capital Management Incorporated" and any derivative thereof or any logo associated with that name is the valuable property of the Subadviser and that the Trust and the Investment Adviser have the right to use such name (or derivative or logo), in the Trust's prospectus, SAI and Registration Statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Subadviser is a Subadviser to the Trust and/or one of the Portfolios, provided, however, that the Trust may continue to use the name of the Subadviser in its Registration Statement and other documents to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation. Neither the Trust nor the Investment Adviser shall use the Subadviser's name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Trust, without prior review and approval by the Subadviser, which may not be unreasonably withheld. Upon termination of this Agreement, the Trust and the Investment Adviser shall forthwith cease to use such names (and logo), except as provided for herein.

     17. LIMITATION OF LIABILITY. A copy of the Declaration of Trust for the Trust is on file with the Secretary of the State of Massachusetts. The Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement with respect to the Portfolio shall be binding upon the assets and property of each such Portfolio individually, and not jointly, and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Trust individually, or upon the Trust generally or upon any other portfolio of the Trust. For the avoidance of doubt, obligations of the Investment Adviser hereunder are solely binding upon the Investment Adviser.

     18. NOTICES. All notices and other communications hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or by a reputable overnight delivery service which provides evidence of receipt to the parties at the below address or to such other address(es) of which the respective party shall have notified the other, followed by an electronic mail to the email addresses listed below, provided that before any writing is sent (whether via mail or electronic mail), that a notification by phone call first be made to the respective party(ies) at the telephone number(s) listed below.

          A.   if to the Subadviser, to:

               Wells Capital Management
               100 Heritage Reserve
               Menomonee Falls, WI 53051
               Attention: Client Administration MAC N9882-L030
               Email: WellsCapClientAdmin@wellscap.com
               Telephone number: (866) 259-3305
               Facsimile transmission number: (866) 671-5539

          B.   if to the Investment Adviser, to:

               Pacific Life Fund Advisors LLC
               700 Newport Center Drive
               Newport Beach, CA 92660
               Attention: Robin S. Yonis
               Email: Robin.Yonis@PacificLife.com
               Telephone number: (949) 219-6767
               And a copy email to: LegalNotifications@PacificLife.com

          C.   if to the Trust, to:

               Pacific Select Fund
               c/o Pacific Life Insurance Company
               700 Newport Center Drive
               Newport Beach, CA 92660
               Attention: Robin S. Yonis
               Telephone number: (949) 219-6767
               And a copy email to: LegalNotifications@PacificLife.com

     19. MISCELLANEOUS.

          (a) This Agreement shall be governed by the laws of California, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of California for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) To the extent permitted under Section 15 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.

          (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

          (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

          (f) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Agreement. Any amendment of this Agreement shall be subject to the 1940 Act.

     20. CONFIDENTIALITY. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party ("Confidential Information"). Such Confidential Information includes but is not limited to information about business operations, non-public Fund portfolio holdings, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except in connection with the obligations set forth in Section 2(e) hereof or as otherwise expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of the Confidential Information. To the extent a party discloses Confidential Information to a third party, as permitted herein, such disclosing party (a) shall ensure that, prior to such disclosure, the recipient third party is subject to commercially reasonable confidentiality obligations in writing with respect to the disclosed Confidential Information and (b) shall be deemed in breach of this section 20 for any unauthorized disclosure of Confidential Information by such recipient third party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC


By: /s/ Howard T. Hirakawa              By: /s/ Laurene E. MacElwee
    ---------------------------------       ------------------------------------
    Name: Howard T. Hirakawa                Name: Laurene E. MacElwee
    Title: VP, Fund Advisor                 Title: VP & Assistant Secretary
           Operations

WELLS CAPITAL MANAGEMENT INCORPORATED


By: /s/ Jennifer L. Kelliner            By:
    ---------------------------------       ------------------------------------
    Name: Jennifer l. Kelliner              Name:
    Title: Client Service Manager           Title:

PACIFIC SELECT FUND


By: /s/ Howard T. Hirakawa              By: /s/ Laurene E. MacElwee
    ---------------------------------       ------------------------------------
    Name: Howard T. Hirakawa                Name: Laurene E. MacElwee
    Title: Vice President                   Title: VP & Assistant Secretary

                                    EXHIBIT A

                               PACIFIC SELECT FUND
                                  FEE SCHEDULE

EFFECTIVE: September 28, 2012

PORTFOLIO: PRECIOUS METALS PORTFOLIO

     The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Portfolio based on the following formula:

     (a) The annual percentage of the combined average daily net assets of the Precious Metals Portfolio and the PL Precious Metals Fund of Pacific Life Funds according to the following schedule:

RATE%    BREAK POINT (ASSETS)
-----   ----------------------
0.40%   First $100 million
0.35%   Next $400 million
0.30%   Next $500 million; AND
0.25%   Excess over $1 billion

                                  MULTIPLIED BY

     (b) The ratio of the Precious Metals Portfolio's average daily net assets over the combined assets of the Precious Metals Portfolio and the PL Precious Metals Fund.

     In recognition of the fact that the Subadviser may have an inherent constraint with respect to the amount of money that Subadviser is able to manage in a particular strategy, Subadviser agrees to hold back or reserve total capacity (that is, agrees to accept a certain level of dollars) for the Precious Metals Portfolio and the strategies employed for the Portfolio and investments as follows:

     $2 billion dollars combined for the Precious Metals Portfolio and the PL Precious Metals Fund (to be determined on a net cash flow basis into the account); to be reviewed annually.

     Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

     Billing cycle to commence October 1, 2012.

                               AMENDMENT NO. 1 TO
                         PORTFOLIO MANAGEMENT AGREEMENT

     THIS AMENDMENT effective as of this 28th day of September 2012 is made to the Portfolio Management Agreement (the "Agreement") made the 1st day of May 2009, by and among UBS Global Asset Management (Americas) Inc., a Delaware Corporation ("Portfolio Manager"), PACIFIC LIFE FUND ADVISORS LLC, a Delaware Limited Liability Company ("Investment Adviser"), and PACIFIC SELECT FUND, a Massachusetts Business Trust ("Fund"). The Agreement is hereby amended as set forth below (together, the "Amendment"), which is effective on September 28, 2012. Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

     WHEREAS, Investment Adviser, Portfolio Manager and Fund are parties to the Agreement;

     WHEREAS, the parties mutually desire to amend the Agreement as set forth herein;

     WHEREAS, the Fund has retained the Investment Adviser to render investment advisory services to the various portfolios of the Fund pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge the Investment Adviser's responsibilities with respect to the investment management of such portfolios; and

     WHEREAS, the parties desire to appoint Portfolio Manager to serve as subadviser to another portfolio of the Fund;

     NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:

     1. The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

     2. The sentence in Section 2(i) that begins "Within 30 days...." is hereby replaced with the following:

          Within 30 days of the end of each calendar quarter during which this Agreement remains in effect, the president, a vice president, the chief compliance officer, a managing director, or other senior officer (as the Investment Adviser determines appropriate) of the Portfolio Manager shall certify to the Investment Adviser that (a) the Portfolio Manager had a Code of Ethics that complied with the requirements of Rule 17j-1 during the previous calendar quarter, (b) the Code contains procedures reasonably necessary to prevent Access Persons from violating the Code, and that (c) except as otherwise disclosed, there have been no material violations of the Code or, if a material violation has occurred, that appropriate action has been taken in response to such violation.

     3. The first sentence in Section 2(q) that begins "...will provide reasonable assistance to the Fund...." is hereby replaced with the following:

          Will provide reasonable assistance to the Fund and the Fund's Chief Compliance Officer ("CCO") in complying with Rule 38a-1 under the 1940 Act, including providing notice of any regulatory exams, including any deficiencies, and changes to business operations that may affect the services provided by Portfolio Manager under this agreement, provided that such notice will be consistent with applicable law.

     4. Section 2(r) is hereby replaced with the following:

          (r) will comply with the Fund's policy on selective disclosure of portfolio holdings of the Fund (the "Selective Disclosure Policy"), as provided in writing to the Portfolio Manager and as may be amended from time to time. As such, the Portfolio Manager agrees not to trade on non-public portfolio holdings information of the Fund in a manner inconsistent with applicable federal and state securities law or applicable international law, including anti-fraud provisions of such laws, or inconsistent with any internal policy adopted by the Portfolio Manager to govern trading of its employees. Compliance with the Policy also includes the requirement of entering into confidentiality agreements that meet the minimum requirements of the Policy with certain third parties who will be receiving non-public portfolio holdings of the Fund. The Portfolio Manager will provide any such agreements to the Investment Adviser or the Fund, as amended or supplemented, only if reasonably requested by the Investment Adviser or the Fund, provided however that the Portfolio Manager may provide only those parts of the agreements that relate to ensuring conformance with the Fund's Selective Disclosure Policy. The Portfolio Manager agrees to provide a certification with respect to compliance with the Selective Disclosure Policy as may be reasonably requested by the Fund from time to time.

     5. The clause in Section 13 that reads "Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law," is hereby replaced with the following:

          Except as may otherwise be required by the provisions of this Agreement (including Section 14), the 1940 Act or the rules thereunder or other applicable law,

     6. Further, the following paragraph is hereby added to Section 13:

          Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Portfolio Manager agrees that the Fund and the Investment Adviser, any affiliated person thereof, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Fund or Investment Adviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Fund's or Investment Adviser's willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of the Fund's or Investment Adviser's obligations and duties under this Agreement. Notwithstanding the

Amdmt No.1 to UBS Portfolio Management Agmt foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Fund or Investment Adviser may have under federal or state securities laws.

     7. Section 14(a)(ii) is hereby replaced with the following and current
Section 14(a)(ii) is renumbered to 14(a)(iii):

          (ii) are based upon the Portfolio Manager's breach of any provision of this Agreement, including breach of any confirmation, representation, warranty or undertaking, or

     8. Section 14(b)(ii) is hereby replaced with the following and current
Section 14(b)(ii) is renumbered to 14(b)(iii):

          (ii) are based upon the Investment Adviser's breach of any provision of this Agreement, including breach of any confirmation, representation, warranty or undertaking, or

     9. In the last paragraph of Section 16, the sentence under (ii) is hereby replaced with the following:

          (ii) the Sections or Paragraphs numbered 2(g) for a period of six years, and 2(m), 2(t), 2(v), 9, 10, 13, 14, 16, 17, 18, 19, 20 and 21 of
     this Agreement as well as any applicable provision of this Paragraph numbered 16 shall remain in effect.

     10. Section 19 is hereby replaced with the following:

          NOTICES. All notices, consents, waivers, and other communications ("Communications") under the Agreement, as amended, shall be in writing and deemed given upon (a) delivery to the applicable party via hand delivery service or a reliable nationally recognized overnight delivery service, each of which shall provide evidence of receipt to the applicable parties at the addresses noted below and (b) a copy of the Communications is sent via email to the email addresses noted below.

          A.   if to the Portfolio Manager, to:

               UBS Global Asset Management (Americas) Inc.
               One North Wacker Drive
               Chicago, IL 60606
               Facsimile transmission number: 312-525-7490
               Attention: Legal Department
               And a copy to Email: nicholas.griparich@ubs.com

          B.   if to the Investment Adviser, to:

               Pacific Life Fund Advisors LLC
               700 Newport Center Drive
               Newport Beach, CA 92660

Amdmt No.1 to UBS Portfolio Management Agmt

               Attention: Robin S. Yonis
               Email: Robin.Yonis@PacificLife.com
               Telephone number: 949-219-6767
               And a copy email to: LegalNotifications@PacificLife.com

          C.   if to the Trust, to:

               Pacific Select Fund
               c/o Pacific Life Insurance Company
               700 Newport Center Drive
               Newport Beach, CA 92660
               Attention: Robin S. Yonis
               Email: Robin.Yonis@PacificLife.com
               Telephone number: 949-219-6767
               And a copy email to: LegalNotifications@PacificLife.com

     11. Section 20(a) is hereby amended by adding the following sentence to the end of the current section:

          The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of California for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

     12. A new Section 20(f) is hereby added as follows after Section 20(e):

          (f) AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

     13. A new Section 21 is hereby added as follows after Section 20:

          21. CONFIDENTIALITY. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party ("Confidential Information"). Such Confidential Information includes but is not limited to information about business operations, Fund portfolio holdings, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except as expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of

Amdmt No.1 to UBS Portfolio Management Agmt the Confidential Information. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable.

Amdmt No.1 to UBS Portfolio Management Agmt

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC


By: /s/ Howard T. Hirakawa              By: /s/ Laurene E. MacElwee
    ---------------------------------       ------------------------------------
    Name: Howard T. Hirakawa                Name: Laurene E. MacElwee
    Title: VP, Fund Advisor                 Title: VP & Assistant Secretary
           Operations

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.


By: /s/ Robert McGowan                  By: /s/ Emily Kenna
    ---------------------------------       ------------------------------------
    Name: Robert McGowan                    Name: Emily Kenna
    Title: Managing Director                Title: Director

PACIFIC SELECT FUND


By: /s/ Howard T. Hirakawa              By: /s/ Laurene E. MacElwee
    ---------------------------------       ------------------------------------
    Name: Howard T. Hirakawa                Name: Laurene E. MacElwee
    Title: Vice President                   Title: VP & Assistant Secretary

Amdmt No.1 to UBS Portfolio Management Agmt

                                    EXHIBIT A

                               PACIFIC SELECT FUND
                                  FEE SCHEDULE

EFFECTIVE: September 28, 2012

PORTFOLIO: LARGE-CAP GROWTH PORTFOLIO

The Investment Adviser will pay to the Portfolio Manager a monthly fee for its services for the above noted Portfolio based on:

          (a) The annual percentage of the combined* average daily net assets of the Large-Cap Growth Portfolio of Pacific Select Fund ("PSF") and the PL Large-Cap Growth Fund of Pacific Life Funds according to the following schedule:

RATE%       BREAK POINT (ASSETS)
-----   ---------------------------
0.40%   on the first $25 million
0.35%   on the next $225 million
0.25%   on the next $1.75 billion
0.20%   on excess over $2.0 billion

          (b) Multiplied by the ratio of the PSF Large-Cap Growth Portfolio's average daily net assets over the combined average daily net assets of the PSF Large-Cap Growth Portfolio and the PL Large-Cap Growth Fund of Pacific Life Funds.

* Assets are combined only while the Portfolio Manager is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the PSF Large-Cap Growth Portfolio.

PORTFOLIO: CURRENCY STRATEGIES PORTFOLIO

     The Investment Adviser will pay to the Portfolio Manager a monthly fee for its services based on:

          (a) The annual percentage of the combined* average daily net assets of the Currency Strategies Portfolio of Pacific Select Fund and the PL Currency Strategies Fund of Pacific Life Funds according to the following schedule:

RATE%      BREAK POINT (ASSETS)
-----   -------------------------
0.30%   on the first $3 billion
0.28%   on excess over $3 billion

          (b) Multiplied by the ratio of the PSF Currency Strategies Portfolio's average daily net assets over the combined average daily net assets of the PSF Currency Strategies Portfolio and the PL Currency Strategies Fund of Pacific Life Funds.

* Assets are combined only while the Portfolio Manager is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the PSF Currency Strategies Portfolio. The billing cycle will commence October 1, 2012.

     If the Portfolio Manager provides services for less than a whole month, fees shall be prorated for any portion of a month in which the Agreement is not effective. This Exhibit A replaces any prior Exhibit A as of the effective date above.

                                       A-2

                              AMENDMENT NO. 1 TO
                             SUBADVISORY AGREEMENT

   THIS AMENDMENT effective as of this 28th day of September 2012 (the "Amendment") is made to the Subadvisory Agreement (the "Agreement") made the 1st day of May 2010, by and among Eaton Vance Management, a Massachusetts Business Trust ("Subadviser"), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company ("Investment Adviser"), and Pacific Select Fund, a Massachusetts Business Trust ("Trust"). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

   WHEREAS, Investment Adviser, Subadviser and Trust are parties to the Agreement;

   WHEREAS, the parties mutually desire to amend the Agreement as set forth herein;

   WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various portfolios of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge the Investment Adviser's responsibilities with respect to the investment management of such portfolios; and

   WHEREAS, the parties desire to appoint Subadviser to serve as subadviser to another portfolio of the Trust;

   NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:

   1. The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

   2. The sentence in Section 2(a) that begins "To the extent that the Subadviser engages in transactions that require segregation of assets or other arrangements...." is hereby replaced with the following:

   To the extent that the Subadviser engages in transactions that require segregation of assets or borrowing transactions, the Subadviser shall
   (i) provide the Trust's custodian with instructions to note on its books and records that such securities may not be sold unless replaced with other appropriate assets, or (ii) note on the Portfolio's records that are maintained by the Subadviser that such securities may not be sold unless replaced with other appropriate assets to be segregated in accordance with the 1940 Act and SEC guidance thereunder, based upon trading strategies and positions the Subadviser employs on behalf of the Portfolio, as well as to segregate assets, if necessary, in accordance with the 1934 Act and any other requirements of broker/dealers who may execute transactions for the Portfolio in connection therewith.

   3. The sentence in Section 2(i) that begins "Within 30 days...." is hereby replaced with the following:

      Within 30 days of the end of each calendar quarter during which this Agreement remains in effect, the president, a vice president, the chief compliance officer, a managing director, or other appropriate senior officer (as the Investment Adviser determines appropriate) of the Subadviser shall certify to the Investment Adviser that (a) the Subadviser had a Code of Ethics that complied with the requirements of Rule 17j-1 during the previous calendar quarter, (b) the Code contains procedures reasonably necessary to prevent Access Persons (as defined under Rule 17j-1) from violating the Code, and that (c) except as otherwise disclosed, there have been no material violations of the Code or, if a material violation has occurred, that appropriate action has been taken in response to such violation.

   4. The first sentence in Section 2(q) that begins "...will provide reasonable assistance to the Trust..." is hereby replaced with the following:

      will provide reasonable assistance to the Trust and the Trust's Chief Compliance Officer ("CCO") with the Trust complying with Rule 38a-1 under the 1940 Act, including providing reasonable notice of any deficiencies in any relevant regulatory exams, or of any administrative proceeding or enforcement action by the SEC or other regulatory authority or of any material changes to business operations of the Subadviser that will likely, in the reasonable determination of the Subadviser, adversely affect the services provided by Subadviser under this Agreement, provided that such notice will be consistent with applicable law.

   5. Section 2(r) is hereby replaced with the following:

      (r) will comply with the Trust's policy on selective disclosure of portfolio holdings of the Trust (the "Selective Disclosure Policy"), as provided in writing from time to time to the Subadviser and as may be amended from time to time. As such, the Subadviser agrees not to trade on non-public portfolio holdings information of the Trust in a manner inconsistent with applicable federal and state securities law or applicable international law, including anti-fraud provisions of such laws, or inconsistent with any internal policy adopted by the Subadviser to govern trading of its employees. Compliance with the Policy also includes the requirement of entering into confidentiality agreements that meet the minimum requirements of the Policy with certain third parties who will be receiving non-public portfolio holdings of the Trust. The Subadviser will provide any such agreements to the Investment Adviser or the Trust, as amended or supplemented, only if reasonably requested by the Investment Adviser or the Trust, provided however that the Subadviser may provide only those parts of the agreements that relate to ensuring conformance with the Trust's Selective Disclosure Policy. The Subadviser agrees to provide a certification with respect to compliance with the Trust's Selective Disclosure Policy as may be reasonably requested by the Trust from time to time.

   6. Section 13 is hereby replaced with the following:

Amdmt No.1 to Eaton Vance Subadvisory Agmt  2

      (a) Except as may otherwise be required by the provisions of this Agreement (including Section 14), the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Subadviser, any affiliated person of the Subadviser, and each person, if any, who within the meaning of Section 15 of the 1933 Act, controls the Subadviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Subadviser's duties, or by reason of reckless disregard of the Subadviser's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or Investment Adviser may have under federal or state securities laws.

      (b) Except as may otherwise be required by the provisions of this Agreement (including Section 14), the 1940 Act or the rules thereunder or other applicable law, the Subadviser agrees that the Trust and the Investment Adviser, any affiliated person thereof, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Trust or Investment Adviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Trust's or Investment Adviser's duties, or by reason of reckless disregard of the Trust's or Investment Adviser's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Subadviser may have under federal or state securities laws.

   7. The current Section 14(a)(ii) is renumbered to 14(a)(iii) and the following is hereby added as Section 14(a)(ii):

      (ii) are based upon the Subadviser's breach of any provision of this Agreement, including breach of any confirmation, representation, warranty or undertaking as stated in this Agreement, or....

   8. The current Section 14(b)(ii) is renumbered to 14(b)(iii) and the following is hereby added as Section 14(b)(ii):

      (ii) are based upon the Investment Adviser's breach of any provision of this Agreement, including breach of any confirmation, representation, warranty or undertaking as stated in this Agreement, or....

   9. The following is hereby added as Sections 14(c) and 14(d):

      (c) It is further understood and agreed that Subadviser may rely upon information furnished to it in writing by Investment Adviser or its designee that Subadviser reasonably believes to be accurate and reliable. The Subadviser agrees to indemnify and hold harmless the PL Indemnified Persons against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the

Amdmt No.1 to Eaton Vance Subadvisory Agmt  3

   Investment Adviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, to the extent such losses arise out of any act or omission directly attributable to (in whole or in part) Subadviser or its agents or delegates that results, directly or indirectly, in an error in the net asset value of a Portfolio; provided, however that Subadviser shall not be liable for any such loss (or part of such loss) caused directly or indirectly as a result of the Subadviser's reasonable reliance on inaccurate information provided by Investment Adviser or its designee to Subadviser, provided further, however, that Subadviser shall continue to be liable for such loss (or part of such loss) if it relied on such information unreasonably, or with reckless disregard of its obligations and duties under this Agreement, or with negligence or willful misfeasance or bad faith.

      (d) It is further understood and agreed that the Investment Adviser may rely upon information furnished to it in writing by the Subadviser or its designee that the Investment Adviser reasonably believes to be accurate and reliable. The Investment Adviser agrees to indemnify and hold harmless the Subadviser Indemnified Persons against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which a Subadviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, to the extent such losses arise out of any act or omission directly attributable to (in whole or in part) the Investment Adviser or its agents or delegates that results, directly or indirectly, in an error in the net asset value of a Portfolio; provided, however that Investment Adviser shall not be liable for any such loss (or part of such loss) caused directly or indirectly as a result of the Investment Adviser's reasonable reliance on inaccurate information provided by the Subadviser or its designee to the Investment Adviser, provided further, however, that Investment Adviser shall continue to be liable for such loss (or part of such loss) if it relied on such information unreasonably, or with reckless disregard of its obligations and duties under this Agreement, or with negligence or willful misfeasance or bad faith.

   10. In the last paragraph of Section 15, the sentence under (ii) is hereby replaced with the following:

      (ii) the Sections or Paragraphs numbered 2(g) for a period of six years, and 2(m), 2(t), 2(v), 9, 10, 13, 14, 16, 17, 18, 19 and 20 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

Amdmt No.1 to Eaton Vance Subadvisory Agmt  4

   11. Section 18 is hereby replaced with the following:

      Notices. All notices, consents, waivers, and other communications ("Communications") under the Agreement, as amended, shall be in writing and deemed given upon (a) delivery to the applicable party via hand delivery service or a reliable nationally recognized overnight delivery service, each of which shall provide evidence of receipt to the applicable parties at the addresses noted below and (b) a copy of the Communications is sent via email to the email addresses noted below.

       A. if to the Subadviser, to:

          Eaton Vance Management
          Two International Place
          Boston, MA 02110
          Attention: Maureen A. Gemma, Co-Chief Legal Officer
          Email: mgemma@eatonvance.com
          Telephone number: 617-672-8305

          Eaton Vance Management
          Two International Place
          Boston, MA 02110
          Attention: Sean Kelly
          Email: skelly@eatonvance.com
          Telephone number: 617-672-8802

       B. if to the Investment Adviser, to:

          Pacific Life Fund Advisors LLC
          700 Newport Center Drive
          Newport Beach, CA 92660
          Attention: Robin S. Yonis, General Counsel Fund Advisor
          Telephone number: 949-219-6767
          Email: Robin.Yonis@PacificLife.com
          And a copy email to: LegalNotifications@PacificLife.com

       C. if to the Trust, to:

          Pacific Select Fund
          c/o Pacific Life Insurance Company
          700 Newport Center Drive
          Newport Beach, CA 92660
          Attention: Robin S. Yonis, General Counsel
          Telephone number: 949-219-6767
          Email: Robin.Yonis@PacificLife.com
          And a copy email to: LegalNotifications@PacificLife.com

Amdmt No.1 to Eaton Vance Subadvisory Agmt  5

   12. Section 19(a) is hereby amended by adding the following to the end of the current section:

      The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of California for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts. For the purpose of avoiding any doubt, the first sentence in this Section 19(a) shall be the sole provision governing the laws under which this Agreement shall be interpreted.

   13. A new Section 19(f) is hereby added as follows after Section 19(e):

      (f) Amendment of this Agreement. No provision of this Agreement may be changed, waived, or discharged orally, but only by an instrument in writing signed by both Adviser and Subadviser. Any amendment of this Agreement shall be subject to the 1940 Act.

   14. A new Section 20 is hereby added as follows after Section 19:

      20. Confidentiality. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party ("Confidential Information"). Such Confidential Information includes but is not limited to information about business operations, Fund portfolio holdings, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except as expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of the Confidential Information. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable.

   15. A new Section 21 is hereby added as follows:

      21. Additional Undertakings.

Amdmt No.1 to Eaton Vance Subadvisory Agmt  6

          (a) Upon written request from Subadviser to Investment Adviser, Investment Adviser will seek to provide Subadviser and/or its designee with any data requested that the parties reasonably determine to be necessary for the Subadviser's management of a Trust's portfolio; provided that such request is not unreasonably burdensome or costly to Investment Adviser, and the provision of such information does not breach any of Investment Adviser's policies or duties or obligations under law or contract and is otherwise consistent with applicable law and regulation. Investment Adviser agrees to provide such data to Subadviser and/or its designee in a format that is mutually agreed to between the parties, and within the timeframe and frequency that is mutually agreed to between the parties.

          (b) Investment Adviser acknowledges that the Global Absolute Return Portfolio is modeled after the Subadviser's Global Macro Absolute Return Advantage Portfolio ("EV Portfolio") and that certain differences in permissible investments and terms within trading agreements, as identified by the Subadviser in a format requested by or acceptable to the Investment Adviser, may exist between this Portfolio of the Trust and the EV Portfolio. Any such differences identified by the Subadviser may affect the composition and performance of this Portfolio of the Trust as compared to the EV Portfolio and other similar accounts managed by the Subadviser's portfolio management team. The Subadviser confirms, however, that any such differences identified pursuant to this subparagraph (b) do not prevent the Subadviser from seeking to achieve the Portfolio's investment goal as described in the Portfolio's registration statement.

Amdmt No.1 to Eaton Vance Subadvisory Agmt  7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:     /s/ Howard T. Hirakawa         By:     /s/ Laurene E. MacElwee
        ----------------------------           -------------------------
Name:   Howard T. Hirakawa             Name:   Laurene E. MacElwee
Title:  VP, Fund Advisor Operations    Title:  VP & Assistant Secretary

EATON VANCE MANAGEMENT

By:     /s/ Maureen A. Gemma
        ----------------------------
Name:   Maurene A. Gemma
Title:  VP

PACIFIC SELECT FUND

By:     /s/ Howard T. Hirakawa         By:     /s/ Laurene E. MacElwee
        ----------------------------           -------------------------
Name:   Howard T. Hirakawa             Name:   Laurene E. MacElwee
Title:  Vice President                 Title:  VP & Assistant Secretary

Amdmt No.1 to Eaton Vance Subadvisory Agmt  8

                                   Exhibit A

                              PACIFIC SELECT FUND
                                 FEE SCHEDULE

Effective: September 28, 2012

Portfolio: Floating Rate Loan Portfolio

   The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Portfolio based on:

   The annual percentage of the combined average daily net assets of the Floating Rate Loan Portfolio and the PL Floating Rate Loan Fund of Pacific Life Funds according to the following schedule:

                          Rate%  Break Point (assets)
                          -----  --------------------
                          0.30%          None

Portfolio: Global Absolute Return Portfolio

   The Investment Adviser will pay to the Subadviser a monthly fee for its services based on an annual percentage of the average daily net assets of the above Portfolio as follows:

   (a) The annual percentage of the combined average daily net assets of the Global Absolute Return Portfolio and the PL Global Absolute Return Fund of Pacific Life Funds according to the following schedule:

                        Rate%    Break Point (assets)
                        -----  -------------------------
                        0.50%  On the first $3 billion
                        0.48%  On excess over $3 billion

   b) Multiplied by the ratio of the Global Absolute Return Portfolio's average daily net assets over the combined average daily net assets of the Global Absolute Return Portfolio and the PL Global Absolute Return Fund of Pacific Life Funds. The billing cycle will commence October 1, 2012.

This Exhibit A replaces any prior Exhibit A as of the effective date above.